EXHIBIT 10.2

                               VOTING AGREEMENT

                    VOTING AGREEMENT (this "Agreement"), dated as of September 24, 1996, among Fox Television Stations, Inc., a Delaware corporation ("Fox"), The News Corporation Limited (ACN 007 910 330), a South Australia corporation that has an indirect interest in Fox ("News Corp."), and Apollo Advisors, L.P., a Delaware limited partnership (the "Stockholder").

                    WHEREAS, News Corp., Fox, Fox Acquisition Co., Inc., a Delaware corporation and a wholly owned subsidiary of Fox, and New World Communications Group Incorporated, a Delaware corporation (the "Company"), are parties to the Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement").

                    WHEREAS, the Merger (as defined in the Merger Agreement) is subject to certain conditions, including the approval and adoption of the Merger Agreement by the holders of a majority of the outstanding shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), of the Company and the Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), of the Company voting together as a single class.

                    WHEREAS, if the Merger Agreement is approved
          (the "Series A Preferred Stock Approval") by a majority of the issued and outstanding shares of the 6.735% Cumulative Redeemable Convertible Preferred Stock, Series A, par value $.01 per share, of the Company (the "Series A Preferred Stock), each issued and outstanding share of Series A Preferred Stock shall be converted into the right to receive News Corp. Preferred ADRs as provided by
          Section 2.1(d)(i) of the Merger Agreement.

                    WHEREAS, as of the date hereof, the Stockholder is the record and beneficial owner of the securities of the Company set forth opposite the Stockholder's name on the signature pages hereto (such securities, together with any other shares of capital stock of the Company beneficially owned by such Stockholder after the date hereof and prior to the Termination Date (as defined in Section 5.4), whether through the acquisition or exercise or conversion of any of such securities or otherwise, being collectively referred to herein as the "Stockholder Shares").

                    WHEREAS, Fox has requested that the Stockholder enter into this Agreement.

                    NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:


                                  ARTICLE I

                                 DEFINITIONS

                    Section 1.1  Definitions.  Capitalized terms
          used but not defined herein shall have the meanings assigned to such terms in the Merger Agreement.
                    For purposes of this Agreement, the following terms shall have the following meanings:

                    "Affiliate" and "Associate", when used with reference to any person, shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement; provided that with respect to any Stockholder, such terms shall not include the Company, any Subsidiary of the Company or any other Stockholder party hereto.

                    A person shall be deemed the "beneficial owner" of, and shall be deemed to "beneficially own," and shall be deemed to have "beneficial ownership" of:

                    (i) any securities that such person or any of such person's Affiliates or Associates is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Exchange Act (without regard to section
               (d)(1)(i) thereof), as in effect on the date of this Agreement; and

                    (ii) any securities (the "underlying
               securities") that such person or any of such person's Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise (it being understood that such person shall also be deemed to be the beneficial owner of the securities convertible into or exchangeable for the underlying securities).

                                  ARTICLE II

                        COVENANTS OF THE STOCKHOLDERS

                    Section 2.1 Agreement to Vote. At any meeting of the stockholders of the Company (including, without limitation, the holders of Series A Preferred Stock voting as a class) held prior to the Termination Date (as defined in Section 6.4), however called, and at every adjournment or postponement thereof prior to the Termination Date, or in connection with any written consent of the stockholders of the Company (including, without limitation, the holders of Series A Preferred Stock consenting as a class) given prior to the Termination Date, the Stockholder shall vote all of the Stockholder Shares beneficially owned by the Stockholder as of the record date for such vote or consent that the Stockholder is entitled to vote in accordance with the terms of such security (a) in favor of the Merger Agreement and each of the transactions contemplated thereby and any actions required in furtherance hereof and thereof, including, specifically and without limitation, the Series A Preferred Stock Approval and the Company Charter Proposal; and (b) against any action or agreement that would, directly or indirectly, result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement. Notwithstanding the foregoing, (i) the Stockholder shall remain free to vote the Stockholder Shares with respect to any matter not covered by the preceding sentence in any manner it deems appropriate and (ii) except as specifically provided above, the Stockholder shall not be required to approve any affiliate transactions that are required to be approved by the holders of Series A Preferred Stock. The Stockholder shall not enter into any agreement or understanding with any person prior to the Termination Date, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of the Stockholder Shares in any manner inconsistent with the first sentence of this Section 2.1, provided, that the foregoing shall not in any way preclude the Stockholder from taking any action contemplated by Section 2.3.

                    Section 2.2  Proxies and Voting Agreements.

                         (a)  The Stockholder hereby revokes any
          and all previous proxies granted with respect to matters set forth in Section 2.1 for the Stockholder Shares of such Stockholder).

                         (b)  Prior to the Termination Date, the
          Stockholder shall not, directly or indirectly, except as contemplated hereby, grant any proxies or powers of attorney with respect to matters set forth in Section 2.1, deposit any of the Stockholder Shares into a voting trust or enter into a voting agreement with respect to any of the Stockholder Shares, in each case with respect to such matters, provided, that the foregoing shall not in any way preclude the Stockholder from taking any action contemplated by Section 2.3.

                    Section 2.3 Transfer of Stockholder Shares by the Stockholder. Notwithstanding any other provision of this Agreement, the Stockholder may sell, transfer or otherwise dispose of, or place any Lien on, the Stockholder Shares free and clear of any restrictions hereunder on the voting of such shares.

                                 ARTICLE III

                             ADDITIONAL COVENANTS

                    Section 3.1  Registration Rights Agreement.
          Prior to the Closing Date, News Corp. and Fox shall enter into a Registration Rights Agreement with the Stockholder with respect to the News Corp. Preferred ADRs to be received through the Merger or upon exercise or conversion of the Stockholder Shares in the form of Exhibit A to the Stock Purchase Agreement, dated as of the date hereof, among New Corp., Fox and NWCG (Parent) Holdings Corporation, a Delaware corporation (the "Registration Rights Agreement").

                                  ARTICLE IV

                       REPRESENTATIONS, WARRANTIES AND
                   ADDITIONAL COVENANTS OF THE STOCKHOLDER

               The Stockholder represents, warrants and covenants to Fox that:

                    Section 4.1 Ownership. The Stockholder is as of the date hereof the beneficial owner of the Stockholder Shares set forth opposite the name of the Stockholder on the signature pages hereto, the Stockholder has the sole right to vote the Stockholder Shares on such matters as to which such Stockholder Shares are entitled to vote and there are no restrictions
          on the exercise of such voting rights.   None of the
          Stockholder Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Stockholder Shares.

                    Section 4.2 Authority and Non-Contravention. The Stockholder has all requisite partnership power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby have been duly authorized by all necessary partnership action on the part of the Stockholder. Such actions by the Stockholder (a) require no action by or in respect of, or filing with, any Governmental Entity with respect to the Stockholder, other than any required filings under
          Section 13 of the Exchange Act, (b) do not and will not violate or contravene any provision of applicable law or regulation, judgment, injunction, order or decree binding on the Stockholder or result in the imposition of any Lien on any asset of the Stockholder (other than as provided in this Agreement with respect to Stockholder Shares) or (c) do not and will not conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any Contract to which the Stockholder is a party.

                    Section 4.3  Binding Effect.  This Agreement
          has been duly executed and delivered by the Stockholder and is a legal, valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

                    Section 4.4  Total Shares.  The Stockholder
          Shares listed under the name of the Stockholder on the signature pages hereto are the only securities of the Company owned beneficially or of record as of the date hereof by such Stockholder and such Stockholder does not have any other option to purchase or right to subscribe for or otherwise acquire any securities of the Company and has no other interest in or voting rights with respect to any other securities of the Company.

                                  ARTICLE V

                  REPRESENTATIONS, WARRANTIES AND COVENANTS
                                OF NEWS CORP.

               News Corp. represents, warrants and covenants to the Stockholder that:

                    Section 5.1 Organization. Each of News Corp. and Fox is a corporation duly incorporated or organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite power and authority and all governmental permits, approvals and other authorizations necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental permits, approvals and other authorizations would not, individually or in the aggregate, have a News Corp. Material Adverse Effect.

                    Section 5.2 Authority. Each of News Corp. and Fox has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions contemplated hereby. The execution and delivery of this Agreement by each of News Corp. and Fox and the consummation by each of News Corp. and Fox of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of News Corp. or Fox are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by each of News Corp. and Fox and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal, valid and binding obligation of each of News Corp. and Fox enforceable against each of them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject and except that rights to indemnity hereunder may be subject to Federal or state securities laws or the policies underlying such laws.

                    Section 5.3 No Conflicts. (a) The execution and delivery of this Agreement by each of News Corp. and Fox do not, and the performance of their respective obligations under this Agreement and the consummation of the Transactions by News Corp. and Fox will not, (i) conflict with or violate the certificate of incorporation or bylaws or equivalent organizational documents of News Corp. or Fox, (ii) subject to making the filings and obtaining the approvals identified in Section 5.3(b), conflict with or violate any Laws applicable to Fox or by which any property or asset of Fox is bound or affected, or (iii) subject to making the filings and obtaining the approvals identified in Section 5.3(b), conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss or modification in a manner materially adverse to News Corp. or Fox of any material right or benefit under, or give to others any right of termination, amendment, acceleration, repurchase or repayment, increased payments or cancellation of, or result in the creation of any Liens on any property or asset of News Corp. or Fox pursuant to, any Contracts, to which News Corp. or Fox is a party or by which News Corp. or Fox or any property or asset of News Corp. or Fox is bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay in any material respect consummation of the Transactions, or otherwise, individually or in the aggregate, prevent News Corp. or Fox from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a News Corp. Material Adverse Effect.

                    (b) Except as set forth in Section 4.5 of the disclosure letter from The News Corporation Limited, dated the date hereof, addressed to New World Communications Group Incorporated (the "Disclosure Letter"), the execution and delivery of this Agreement by News Corp. and Fox do not, and the performance of its obligations under this Agreement and the consummation of the Transactions by News Corp. and Fox will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for (A) applicable requirements, if any, of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and state securities or "blue sky" laws, (B) the pre-merger notification requirements of the HSR Act, and (C) the approval of the Transactions by the Federal Communications Commission (the "FCC") under the Communications Act of 1934, as amended, and the rules and regulations of the FCC promulgated thereunder and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or delay in any material respect consummation of the Transactions, or otherwise prevent Fox from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a News Corp. Material Adverse Effect.

                                  ARTICLE VI

                                MISCELLANEOUS

                    Section 6.1 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such costs or expenses.

                    Section 6.2 Further Assurances. From time to time, at the request of News Corp. or Fox, in the case of the Stockholder, or at the request of the Stockholder, in the case of News Corp. or Fox, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

                    Section 6.3  Specific Performance.

                         (a)  The Stockholder agrees that News
          Corp. and Fox would be irreparably damaged if for any reason the Stockholder fails to perform any of the Stockholder's obligations under this Agreement, and that News Corp. and Fox would not have an adequate remedy at law for money damages in such event. Accordingly, News Corp. and Fox shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by the Stockholder. This provision is without prejudice to any other rights that News Corp. and Fox may have against the Stockholder for any failure to perform its obligations under this Agreement.

                         (b)  Each of News Corp. and Fox agrees
          that the Stockholder would be irreparably damaged if for any reason News Corp. or Fox fails to perform any of its obligations under this Agreement, and that the Stockholder would not have an adequate remedy at law for money damages in such event. Accordingly, the Stockholder shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by News Corp. and Fox.
          This provision is without prejudice to any other rights that the Stockholder may have against News Corp. or Fox for any failure to perform their obligations under this Agreement.

                    Section 6.4  Amendments; Termination.  This
          Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto. The representations, warranties, covenants and agreements set forth in Articles II, III and IV shall terminate, except with respect to liability for prior breaches thereof, on the date (the "Termination Date") of the termination of the Merger Agreement in accordance with its terms or, if earlier, the Effective Time of the Merger, but in any event not later than June 30, 1997.

                    Section 6.5  Successors and Assigns.  The
          provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective estates, heirs, successors and permitted assigns; provided, however, that a party may not assign, delegate or otherwise transfer any of such party's rights or obligations under this Agreement without the consent of the other parties hereto and any purported assignment, delegation or transfer without such consent shall be null and void. Notwithstanding the foregoing, no purchaser or transferee of Stockholder Shares (other than an Affiliate of the Stockholder) shall be bound by the provisions of this Agreement and any such purchaser or transferee shall acquire such shares free of any restrictions pursuant to this Agreement.

                    Section 6.6 Certain Events. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder Shares beneficially owned by the Stockholder and shall be binding upon any Affiliate of the Stockholder to which legal or beneficial ownership of such shares shall pass, whether by operation of law or otherwise.

                    Section 6.7 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                    Section 6.8 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given (i) on the first Business Day following the date received, if delivered personally or by facsimile (with telephonic confirmation of receipt by the addressee), (ii) on the Business Day following timely deposit with an overnight courier service, if sent by overnight courier specifying next day delivery and (iii) on the first Business Day that is at least five days following deposit in the mails, if sent by first class mail, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               If to the Stockholder, to:

                    Apollo Advisors, L.P.
                    1999 Avenue of the Stars, Suite 1900
                    Los Angeles, California  90067
                    Facsimile:  (310) 201-4166
                    Attention:  Michael Weiner

               If to Fox, to:

                    Fox Television Stations, Inc
                    10201 West Pico Boulevard
                    Building 88, Room 142
                    Los Angeles, California 90035
                    Facsimile:  (310) 369-2572
                    Attention:  Jay Itzkowitz

               with a copy (which shall not constitute notice) to:

                    Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                    551 Fifth Avenue
                    New York, New York  10176
                    Facsimile:  (212) 697-6686
                    Attn:  Joel I. Papernik

               If to News Corp., to:

                    The News Corporation Limited
                    1211 Avenue of the Americas
                    New York, New York  10036
                    Facsimile:  (212) 768-2029
                    Attention:  Arthur M. Siskind

               with a copy (which shall not constitute notice) to:

                    Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                    551 Fifth Avenue
                    New York, New York  10176
                    Facsimile:  (212) 697-6686
                    Attn:  Joel I. Papernik

                    Section 6.9  Governing Law.  This Agreement
          shall be governed by and construed in accordance with the internal laws of the State of Delaware. Each of the parties hereto acknowledges that the negotiation of this Agreement occurred in New York, New York and irrevocably agrees that any legal suit, action or proceeding brought by another party hereto arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in any United States Federal or New York State court in the Borough of Manhattan, The City of New York, New York (the "Courts"), waives any objection which it may now or hereafter have to the laying of venue of any such proceedings, submits to the exclusive jurisdiction of such Courts in any such suit, action or proceeding and agrees not to commence any such suit, action or proceeding except in such Courts. Each of News Corp. and Fox hereby appoints News America Publishing Incorporated, 1211 Avenue of the Americas, New York, New York 10036, Attention: Arthur M. Siskind, as its authorized agent (the "Authorized Agent") upon which process may be served in any such action arising out of or based upon this Agreement or the transactions contemplated hereby that may be instituted in any Court by any party hereto and expressly consents to the jurisdiction of any such Court, but only in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Each of News Corp. and Fox represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and each of News Corp. and Fox agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. If the Authorized Agent shall cease to act as the agent of each of News Corp. and Fox for service of process, News Corp. or Fox, as the case may be, shall appoint without delay another such agent and notify the Stockholder of such appointment. With respect to any such action in the Courts, service of process upon the Authorized Agent and written notice of such service to News Corp. or Fox, as the case may be, shall be deemed, in every respect, effective service of process upon News Corp. or Fox, as the case may be.

                    Section 6.10  Counterparts; Effectiveness.
          This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement.

                    Section 6.11  Descriptive Headings.  The
          descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                    Section 6.12 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision, and this Agreement will be reformed, construed and enforced as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein. The parties shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provision with a valid provision the effects of which come as close as possible to those of such invalid, illegal or unenforceable provision.

                    Section 6.13 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which such party may be entitled.

                    Section 6.14  Disclosure Letter.  The
          Stockholder shall be entitled to rely upon Section 4.5 of the Disclosure Letter as fully as if such letter were addressed to the Stockholder.


          75233


                    IN WITNESS WHEREOF, Fox, News Corp. and the
          Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                        FOX TELEVISION STATIONS, INC.

                                        By: /s/ Jay Itzkowitz
                                            Jay Itzkowitz
                                            Senior Vice President

                                        THE NEWS CORPORATION LIMITED

                                        By: /s/ Arthur M. Siskind
                                            Arthur M. Siskind
                                            Director

          712,128  Series A Preferred
                    Stock               APOLLO ADVISORS, L.P.
          0        Class A Warrants
          258,037  Class B Warrants
                                        By: /s/ Michael D. Weiner
                                            Name:  Michael D. Weiner
                                            Title:   Vice President